UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014 (April 14, 2014)

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Equity Commitment Agreement

On April 16, 2014, Genco Shipping & Trading Limited (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) entered into an Equity Commitment Agreement with parties comprised of (i) certain lenders under the Credit Agreement dated as of July 20, 2007 (as amended to date), by and among the Company as borrower, the banks and other financial institutions named therein as lenders, Wilmington Trust, N.A., as successor administrative and collateral agent and other parties thereto (“the “2007 Facility”) and (ii) certain holders of the 5.00% Convertible Senior Notes due August 15, 2014 issued pursuant to that certain Indenture dated as of July 27, 2010, between the Company as issuer and The Bank of New York Mellon as trustee, (the “Convertible Notes”) all of whom were parties  (the “Commitment Parties”) to the Restructuring Support Agreement entered into on April 3, 2014 (the “Support Agreement”).

Under the Equity Commitment Agreement, the Commitment Parties have agreed to purchase their pro rata share of any unsubscribed shares that are issued pursuant to a $100 million rights offering (the “Rights Offering”), that the Company expects to conduct under a prepackaged plan of reorganization under chapter 11 of the Bankruptcy Code (the “Plan”). Specifically, $80 million of such Rights Offering shares will be offered to eligible lenders under the 2007 Facility, and $20 million of such Rights Offering shares will be offered to eligible holders of the Convertible Notes.

The Company and the Commitment Parties have made customary representations and warranties and covenants in the Equity Contribution Agreement including among others, a covenant by the Company to conduct its business in the ordinary course during the time between the execution of the Equity Commitment Agreement and the transactions contemplated thereby.

The obligations of each Commitment Party to consummate the transactions contemplated by the Equity Contribution Agreement are subject to specified conditions including Bankruptcy Court approval of the Plan, the Company’s compliance with the Plan, the occurrence and expiration of the Rights Offering, the execution of the Registration Rights Agreement (as defined in the Equity Contribution Agreement), and the absence of any circumstances constituting a “Material Adverse Effect” (as defined in the Equity Contribution Agreement).  The obligations of the Company to consummate the transactions contemplated by the Equity Contribution Agreement is subject to specified conditions including that the Restructuring Support Agreement shall not have been terminated by the Company pursuant to certain sections therein.

The Equity Contribution Agreement may be terminated in a number of circumstances, including by mutual consent, breaches of representations, warranties, or covenants after the expiration of the applicable cure period, the occurrence of one or more events that would reasonably be expected to have a material adverse effect, dismissal of any Debtor’s chapter 11 case or conversion of the same into a chapter 7 case, appointment of an examiner or trustee with expanded powers to oversee or operate the debtors in the chapter 11 cases; failure of the closing date under the Equity Contribution Agreement to occur within 60 days after the date that the Debtors file voluntary chapter 11 petitions; and termination of the Support Agreement.

Under the Equity Commitment Agreement, the Company is obligated to reimburse or pay the reasonable, actual and documented out-of-pocket costs and expenses incurred in connection with the Rights Offering, the equity commitment and other transactions contemplated in the Equity Commitment Agreement of the named legal counsel and financial advisors of the Commitment Parties, incurred prior to the earlier of the termination of the Equity Contribution Agreement or the effective date of the Plan.  The Company is not obligated to pay a commitment fee.

The foregoing description of the terms of the Equity Commitment Agreement is qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Amendment to Shareholder Rights Agreement

On April 14, 2014, the Company entered into a Second Amendment to Shareholders Rights Agreement with Computershare Shareowner Services LLC, as Rights Agent (the “Second Amendment”).  The Second Amendment amends the Shareholder Rights Agreement, dated as of April 11, 2007, between the Company and the Rights Agent, which was amended by a First Amendment to Shareholders Rights Agreement dated as of October 24, 2011 (collectively, the “Rights Agreement”).  The Second Amendment provides exceptions for transactions contemplated under the Support Agreement and eliminates certain outdated exceptions.  The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

See the disclosure set forth under “Item 1.01. Entry into a Material Definitive Agreement — Amendment to Shareholder Rights Agreement,” which is incorporated into this Item 3.03 by reference.

Item 7.01. Regulation FD Disclosure.

Unaudited Financial Projections

The Company does not as a matter of course make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates.  However, for purposes of the Disclosure Statement to be provided to certain of the Company’s creditors under the Support Agreement, the Company’s management prepared unaudited financial projections, which are set forth in Exhibit 99.1 to this Current Report on Form 8-K (the “Financial Projections”).  The Financial Projections include the (i) Projected Consolidated Balance Sheet of Reorganized Genco, (ii) Projected Consolidated Cash Income Statement of Reorganized Genco, and (iii) Projected Consolidated Cash Flow Statement of Reorganized Genco.  As a condition to confirmation of the plan of reorganization contemplated under the Support Agreement (the “Plan”), chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) requires, among other things, that the bankruptcy court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor.  In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Company’s management has, through the development of the Financial Projections, analyzed the Debtors’ ability to meet their obligations under the Plan and to maintain sufficient liquidity and capital resources to conduct its business subsequent to its emergence from these Chapter 11 Cases.  The Financial Projections were also prepared to generally assess the value of the reorganized Debtors, determine the value of the new common stock of Genco to be distributed under the Plan, and assist those holders of allowed claims entitled to vote on the Plan in determining whether to accept or reject the Plan.

For the purpose of demonstrating Plan feasibility, the Company prepared the Financial Projections with the assistance of its professional advisors. The Financial Projections present, to the best of the Company’s knowledge, the reorganized Debtors’ projected financial position, results of operations, and cash flows for the four fiscal years 2014 through 2018 and reflect the Debtors’ assumptions and judgments as of April  2014.

The Financial Projections are based on the assumption that the effective date of the Plan will occur on or about June 30, 2014.  If such effective date is significantly delayed, additional expenses, including professional fees, may be incurred and operating results may be negatively impacted.  It is also assumed that the Company will conduct operations substantially similar to its current business.

The  Financial Projections were not prepared with a view toward complying with accounting principles generally accepted in the United States of America (“U.S. GAAP”), the published guidelines of the Securities and Exchange Commission (“SEC”) regarding projections or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information.  The Company’s independent accountants have not compiled, examined, or performed any procedures with respect to the Financial Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the unaudited financial projections.  Financial projections of the type summarized below are based on estimates and assumptions that are inherently subject to significant economic, industry and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Company’s control.  The Financial Projections are not fact and should not be relied upon as being indicative of future results which could differ materially from actual performance and results.

A chapter 11 proceeding is viewed as a significant threat to the continuing operations of our international business.  The Company has recently experienced dislocation in its business operations caused by the uncertainty of its financial restructuring process and the potential of a bankruptcy filing, and there is no assurance that we will be able to avert loss or reduction in business from our customers.  Furthermore, the drybulk industry has historically been and continues to be subject to significant volatility due to continuously evolving dynamics as they relate to the supply of vessels and demand for shipping services.  The unpredictable nature of factors, such as weather, seasonal demand for resources and asymmetrical timing of vessel deliveries results in significant freight volatility and could cause actual results to differ.

The Financial Projections do not fully reflect the application of fresh start accounting, which, if required pursuant to U.S. GAAP, is not anticipated to have a material impact on the underlying economics of the Plan.  Any formal fresh-start reporting adjustments that may be required in accordance with Statement of Position 90-7 Financial Reporting by Entities in Reorganization under the Bankruptcy Code, including any allocation of the Company’s reorganization value to the Company’s assets in accordance with the procedures specified in Financial Accounting Standards Board Statement 141, will be made after the Company emerges from bankruptcy.

The Financial Projections were prepared solely for use in the Disclosure Statement, and are subjective in many respects and thus subject to interpretation.  While presented with numeric specificity, are necessarily based on a variety of estimates and assumptions which, though considered reasonable by the company’s management, may not be realized, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the company’s control.  The Financial Projections are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable.  The Company cautions that no representations can be made as to the accuracy of these financial projections or to the company’s ability to achieve the projected results.  Some assumptions inevitably will not materialize.  Further, events and circumstances occurring subsequent to the date on which these financial projections were prepared may be different from those assumed or, alternatively, may have been unanticipated and, thus, the occurrence of these events may affect financial results in a material and possibly adverse manner.  Furthermore, the unaudited financial projections do not necessarily reflect current estimates or assumptions Company management may have about prospects for the Company’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared.

Except as otherwise noted, the Financial Projections do not necessarily take into account any circumstances or events occurring after the date they were prepared.  Except as may be required in the Chapter 11 Case, the Company does not intend to update or revise any of the Financial Projections to reflect circumstances existing after the date such projections were prepared or to reflect the occurrence of any particular events.  The Financial Projections are forward-looking statements.

Readers of this Form 8-K are cautioned not to rely on the Financial Projections and are urged to review the Company’s most recent SEC filings for additional information on factors which may cause the Company’s future financial results to materially vary from the unaudited financial projections.  In addition, such readers are also urged to review the Company’s most recent SEC filings for a description of the Company’s reported results of operations, financial condition and capital resources during the fiscal year ended December 31, 2013. None of the unaudited financial projections should be viewed as a representation by the Company or any of its advisors or representatives that the projections or forecasts reflected therein will be achieved.  The inclusion of the Financial Projections in this Form 8-K should not be regarded as an indication that the Company or any other recipient of this information considered, or now considers, this information to be necessarily predictive of actual future results nor construed as financial guidance, and they should not be relied on as such.

Liquidation Analysis

As part of the Disclosure Statement, the Company was additionally required to include a summary of the liquidation values of the Company’s assets in a hypothetical  chapter 7 liquidation where a trustee appointed by the Bankruptcy Court would liquidate the assets of the bankruptcy estates of the Company and its subsidiaries filing Chapter 11 petitions (the “Debtors”) to demonstrate that the values provided under the Plan are not less than the value that could be obtained in a chapter 7, which is set forth in Exhibit 99.2 to this Current Report on Form 8-K (the “Liquidation Analysis”).  Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Company’s management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Company and its management.  The Liquidation Analysis is also based on assumptions with regard to liquidation decisions that are subject to change.  Accordingly, the values reflected might not be realized if the Company was, in fact, to undergo such a liquidation.  The chapter 7 liquidation period is assumed to be a period of 6 months, allowing for, among other things, the (i) discontinuation of the Company’s operations, (ii) sale of assets and (iii) collection of receivables.

The Liquidation Analysis is an estimate of the proceeds that may be generated as a result of a hypothetical chapter 7 liquidation of the Debtors’ assets.  Numerous estimates and assumptions underlie the liquidation analysis regarding proceeds that, although developed and considered reasonable by the company’s management and advisors, are inherently subject to significant economic, competitive, and operational uncertainties beyond the control of the Company or a chapter 7 trustee.  Additionally, various liquidation decisions upon which certain assumptions are based are subject to change.  There can be no assurance that the assumptions and estimates employed in determining the liquidation values of the Debtors’ assets will result in an accurate estimate of the proceeds that would be realized if the Debtors underwent an actual liquidation.

Actual results of a chapter 7 liquidation may or may not approximate the estimates and assumptions represented in the liquidation analysis.  The actual amount of claims against the Debtors or their estates could vary significantly from the estimates set forth in the Liquidation Analysis, depending on the claims asserted during the pendency of the hypothetical chapter 7 case.  Similarly, the liquidation value of the Debtors’ assets could vary significantly from the estimates set forth in the Liquidation Analysis, depending on the value recouped by the trustee and the costs of administering the estates during the liquidation.  Accordingly, the Company’s actual liquidation value is speculative in nature and could vary materially from the estimates provided in the Liquidation Analysis.

Valuation of the Reorganized Debtors as of June 30, 2014

The Debtors’ financial advisor, Blackstone Advisory Partners LP (“Blackstone”), has estimated the post-confirmation enterprise value of the reorganized Debtors to be approximately $1.48 billion.  In developing this estimate, Blackstone considered, among other things, vessel appraisals and other valuation methodologies as well as the reorganized Debtors’ equity interests in Baltic Trading Limited and Jinhui Shipping & Transportation Limited and the $100 million of cash invested through the Rights Offering.  Given the approximately $250 million of debt projected to be on the balance sheet of the reorganized Debtors, the implied equity value of the Reorganized Debtors is approximately $1.23 billion.  The Reorganized Debtors will issue approximately 61.7 million primary shares of the common stock of reorganized Genco valued at $20.00 per share (prior to dilution) in order to satisfy claims pursuant to the Plan.

Under the Plan, holders of equity interests in Genco are entitled to receive warrants to purchase 6% of common stock of reorganized Genco (subject to dilution).  Such warrants, which are effective for a period of 7 years from the effective date of the Plan, are exercisable at a cash-less strike price of a total equity value of $1,295 million.  This strike prices equates to approximately $20.99 per share of reorganized Genco common stock.  The estimated value of such warrants is approximately $30 million to $36 million based on the Black-Scholes pricing model.  After accounting for such warrants, the implied share price of reorganized Genco common stock would range from approximately $19.42 to $19.52 before accounting for any subsequent dilution from the Management Incentive Program contemplated under the Plan.

The foregoing estimates of the post-confirmation equity value of the reorganized Debtors and the share price of reorganized Genco common stock are based on a number of assumptions, including no material adverse changes in the spot rate market, no further ship arrests, the continuing employment of the Debtors’ vessels, the continuing service revenue from Baltic Trading Limited and Maritime Equity Partners LLC, the completion of the Rights Offering, and the Plan becoming effective in accordance with the estimates, and other assumptions.

The foregoing valuation assumptions are not a prediction or reflection of post-confirmation trading prices of reorganized Genco’s common stock.  Such securities may trade at substantially lower or higher prices because of a number of factors.  The trading prices of securities issued under a plan of reorganization are subject to many unforeseen circumstances and therefore cannot be predicted.

The information set forth under this Item 7.01, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Non-GAAP Financial Measures

This Form 8-K, in addition to containing results that are determined in accordance with U.S. GAAP, contains certain forward-looking non-GAAP financial measures.  The Company has not provided a reconciliation of the forward-looking non-GAAP financial measures included in this Form 8-K to the directly comparable GAAP measures because, due primarily to variability and difficulty in making accurate forecasts and projections, not all of the information necessary to forecast and quantify the exact amount of the items excluded from the non-GAAP financial measures that will be included in the comparable GAAP financial measures is available to the Company without unreasonable efforts.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations and observations and include factors that could cause actual results to differ materially such as:  the Company’s to operate its business consistent with its projections generally, including the ability to maintain or increase revenue and cash flow to satisfy its liquidity needs, service its indebtedness and finance the ongoing obligations of its business, and to manage its future operating expenses and make necessary capital expenditures; the Company’s ability to comply with the covenants and conditions under its credit facilities and borrow thereunder; the Company’s ability to timely and effectively implement and execute its plans to restructure its capital structure; the Company’s ability to arrange and consummate financing or sale transactions or to access capital; the loss or reduction in business from the Company’s significant charterers or the failure of the Company’s significant charterers to perform their obligations to the Company; the loss or material downtime of major suppliers; the extent to which the Company’s operating results continue to be affected by weakness in market conditions and charter rates; whether the Company is able to generate sufficient cash flows to meet its liquidity needs, service its indebtedness and finance the ongoing obligations of its business; the Company’s ability to continue as a going concern; the Company’s ability to obtain bankruptcy court approval with respect to motions in the Chapter 11 Case described in the Company’s Current Report on Form 8-K filed on April 3, 2014; the Company’s ability to prosecute, develop and consummate the plan of reorganization with respect to the Chapter 11 Case; the effects of  bankruptcy court rulings in the Chapter 11 Case and the outcome of the case in general; the length of time the Company will operate under the Chapter 11 Case; the pursuit by the Company’s various creditors, equity holders and other constituents of their interests in the Chapter 11 Case; risks associated with third party motions in the Chapter 11 Case, which may interfere with the ability to develop and consummate one or more plans of reorganization once such plans are developed; the potential adverse effects of the Chapter 11 proceedings on liquidity or results of operations; the effects of changes in the Company’s credit ratings; the occurrence of any event, change or other circumstance that could give rise to the termination of any restructuring agreement or equity commitment letter in connection with the Company’s restructuring; increased administrative and restructuring costs related to the Chapter 11 Case; the Company’s ability to meet current operating needs, including the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain acceptable terms with its vendors, customers and service providers and to retain key executives, managers and employees and other factors listed from time to time in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2013.

Nothing in this Current Report on Form 8-K shall constitute a solicitation of any holders of any of our indebtedness or our securities with respect to the matters contemplated in the Support Agreement or an offer to buy or sell, or a solicitation of an offer to buy or sell, any securities of the Company.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Second Amendment to Shareholders Rights Agreement by and between Genco Shipping & Trading Limited and Computershare Inc., as Rights Agent, dated as of April 14, 2014.

10.1	Equity Commitment Agreement among the Company and the Commitment Parties party thereto, dated as of April 14, 2014.

99.1	Financial Projections

99.2	Liquidation Analysis

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: April 16, 2014

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amendment to Shareholders Rights Agreement by and between Genco Shipping & Trading Limited and Computershare Inc., as Rights Agent, dated as of April 14, 2014.

10.1	Equity Commitment Agreement among the Company and the Commitment Parties party thereto, dated as of April 14, 2014.

99.1	Financial Projections

99.2	Liquidation Analysis